AMENDMENT NO. 11

TO

STANDARD TERMS AND CONDITIONS OF TRUST

DATED AS OF APRIL 1, 1995

AND

EFFECTIVE APRIL 27, 1995

As Amended

FOR

SPDR® S&P MIDCAP 400SM ETF TRUST

(“SPDR MIDCAP 400 TRUST” OR, THE “TRUST”)

AND

ANY SUBSEQUENT AND SIMILAR

SERIES OF THE

SPDR MIDCAP 400 TRUST

BETWEEN

PDR SERVICES LLC

AS SPONSOR

AND

THE BANK OF NEW YORK MELLON

(formerly, the Bank of New York)

AS TRUSTEE

DATED AS OF JANUARY 6, 2026 AND TO BE EFFECTIVE SIMULTANEOUSLY WITH THE

FILING OF POST-EFFECTIVE AMENDMENT NO. 36 TO THE TRUST’S

REGISTRATION STATEMENT ON FORM S-6 ANTICIPATED TO BE MADE ON OR

ABOUT JANUARY 28, 2026

This Amendment No. 11 (the “Amendment Agreement”) dated as of January 6, 2026 and to be effective simultaneously with the filing of Post-Effective Amendment No. 36 to the Trust’s Registration Statement on Form S-6 anticipated to be made on or about January 28, 2026, between PDR Services LLC, as sponsor (the “Sponsor”), and The Bank of New York Mellon, as trustee (the “Trustee”), amends the document entitled “STANDARD TERMS AND CONDITIONS OF TRUST DATED AS OF APRIL 1, 1995 AND EFFECTIVE APRIL 27, 1995 FOR SPDR® S&P MIDCAP 400 ETF TRUST (“SPDR MIDCAP 400 TRUST” OR, THE “TRUST”) AND SUBSEQUENT AND SIMILAR SERIES OF THE SPDR MIDCAP 400 TRUST BETWEEN PDR SERVICES LLC, AS SPONSOR AND THE BANK OF NEW YORK MELLON AS TRUSTEE”, as amended (hereinafter referred to as “Standard Terms”).

WITNESSETH THAT:

WHEREAS, the parties hereto have entered into the Standard Terms to facilitate the creation of the SPDR MidCap 400 Trust; and

WHEREAS, the Trust is named SPDR® S&P MidCap 400SM ETF Trust; and

WHEREAS, upon the advice of State Street Global Advisors Funds Distributors, LLC (“SSGA FD”), which has entered into an agreement with the Sponsor, pursuant to which SSGA FD has agreed to market and promote the Trust, the Sponsor and the Trustee have determined to change the name of the Trust from “SPDR® S&P MidCap 400SM ETF Trust” to “State Street SPDR® S&P MidCap 400SM ETF Trust” to aid in the marketing and distribution of the Trust’s units and to make all changes and amendments to the Standard Terms to accomplish such purpose as more fully set forth below;

NOW THEREFORE, in consideration of the promises and of the mutual agreements contained herein, the Sponsor and the Trustee agree as follows:

1. The name of the Trust shall be changed in the Standard Terms from “SPDR® S&P MidCap 400SM ETF Trust” to “State Street SPDR® S&P MidCap 400SM ETF Trust” in each instance that it appears.

2. The short form name of the Trust shall be changed in the Standard Terms from “SPDR MidCap 400 Trust” to “State Street SPDR MidCap 400 Trust” in each instance that it appears.

3. All references in the Standard Terms to “SPDR MidCap 400 Trust” shall be replaced with “State Street SPDR MidCap 400 Trust”.

4. All references in the Standard Terms to “SPDR MidCap 400 Prospectus” shall be replaced with “State Street SPDR MidCap 400 Prospectus”.

5. Pursuant to Section 10.01 of the Standard Terms, both parties to this Amendment Agreement hereby agree that paragraphs (1) through (4) of this Amendment Agreement are in regard to matters as will not adversely affect the interest of Beneficial Owners in compliance with the provisions of Section 10.01 (a) thereof.

6. Pursuant to the second paragraph of Section 10.01 of the Standard Terms, the Trustee agrees that it shall promptly furnish each DTC Participant with sufficient copies of a written notice of the substance of this Amendment Agreement for transmittal by each such DTC Participant to Beneficial Owners of the Trust.

7. Except as amended hereby, the Standard Terms and any and all amendments thereto, now in effect are in all respects ratified and confirmed hereby and this Amendment Agreement and all of its provisions shall be deemed to be a part of the Standard Terms.

8. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Standard Terms.

9. This Amendment Agreement may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Agreement to be duly executed as of the date hereof.

PDR SERVICES LLC, as Sponsor

By:	/s/ Tim Reilly
Name: Tim Reilly
Title: NYSE Head of ETFs

ATTEST:	Kim Dibdin
TITLE:	Notary Public

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Meghan Palleria
Name: Meghan Palleria
Title: Senior Director

ATTEST:	Christine L. Lestan
TITLE:	Notary

STATE OF NEW YORK	)
ss.:
COUNTY OF NEW YORK	)

On this 18 day of December in the year [2025], before me personally appeared Tim Reilly, to me known, who, being by me duly sworn, did depose and say that [he] is the Head of ETFs of PDR Services LLC, the limited liability company described in and which executed the above instrument; and that [he] signed [his] name thereto by like authority.

/s/ Kim Dibdin
Notary Public

(Notarial Seal)	KIM DIBDIN
NOTARY PUBLIC-STATE OF NEW YORK
No. 01DI6413338
Qualified in New York County
My Commission Expires 01-25-2029

STATE OF MASSACHUSETTS	)
ss.:
COUNTY OF NORFOLK	)

On this 6 day of January in the year 2026, before me personally appeared Meghan Palleria, to me known, who, being by me duly sworn, did depose and say that she is Senior Director of The Bank of New York Mellon, the bank and trust company described in and which executed the above instrument; and that she signed her name thereto by authority of the board of directors of said bank and trust company.

/s/ Christine L. Lestan
Notary Public